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                                                                   EXHIBIT 10.65

                             QUADRAMED CORPORATION
                             GRANTOR TRUST AGREEMENT


This Grantor Trust Agreement (the "Trust Agreement") is made this 1st day of January, 2000, by and between QUADRAMED CORPORATION (the "Company"), and WACHOVIA BANK, N.A. (the "Trustee").

                                    RECITALS

(a) WHEREAS, the Company (sometimes referred to as the "Employer" and individually as an "Employer") has adopted the nonqualified deferred compensation plans and arrangements listed in Exhibit A (the "Arrangements");

(b) WHEREAS, the Employer has incurred or expects to incur liability under the terms of such Arrangements with respect to the individuals participating in such Arrangements (the "Participants and Beneficiaries");

(c) WHEREAS, the Employers wishes to establish a Trust dated January 1, 2000, to cover such Arrangements (the "Trust") and the Employer shall contribute to the Trust assets that shall be held therein, subject to the claims of the creditors of the Employer in the event of the Insolvency (as defined herein) of the Employer, until paid to Participants and their Beneficiaries in such manner and at such times as specified in the Arrangements and in this Trust Agreement;

(d) WHEREAS, it is the intention of the parties that this Trust shall constitute an unfunded arrangement and shall not affect the status of the Arrangements as an unfunded plan maintained for the purpose of providing deferred compensation for a select group of management or highly compensated employees for purposes of Title I of the Employee Retirement Income Security Act of 1974; and

(e) WHEREAS, it is the intention of the Employer to make contributions to the Trust to provide itself with a source of funds (the "Fund") to assist it in satisfying its liabilities under the Arrangements.

NOW, THEREFORE, the parties do hereby establish the Trust and agree that the Trust shall be comprised, held and disposed of as follows:

SECTION 1.    ESTABLISHMENT OF THE TRUST

(a) The Trust is intended to be a grantor trust, of which the Employer is the Grantor, within the meaning of subpart E, part I, subchapter J, chapter 1, subtitle A of the Internal Revenue Code of 1986, as amended, and shall be construed accordingly.


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        The Trust is established for the benefit of the Participants and
        Beneficiaries of the Arrangements. A list of Participants and Beneficiaries and the Arrangements in which they participate is contained in Exhibit B.

(b) The Employer shall be considered a grantor with respect to the account maintained under the Trust for the Employer as described in Section 9.

(c)     The Trust hereby established is irrevocable by the Employer.

(d) The Company hereby makes the deposit described in Exhibit C which shall become the principal of the Trust to be held, administered and disposed of by the Trustee as provided in this Trust Agreement.

(e) The principal of the Trust, and any earnings thereon, shall be held separate and apart from other funds of the Employer and shall be used exclusively for the uses and purposes of Participants and general creditors as herein set forth. Participants and their Beneficiaries shall have no preferred claim on, nor any beneficial ownership interest in, any assets of the Trust. Any rights created under the Arrangements and this Trust Agreement shall be unsecured contractual rights of Participants and their Beneficiaries against the Employer. Any assets held by the Trust in the account of the Employer will be subject to the claims of the general creditors of the Employer under federal and state law in the event the Employer is Insolvent, subject to the provisions of
        Section 3 herein.

(f) The Trustee shall, upon direction of the Employer, establish two separate funds (each individually referred to as a "Benefit Fund"). One Benefit Fund shall be for Arrangements having a lump sum payout as provided under the Arrangement and the other Benefit Fund shall be for all other arrangements. Prior to a Change in Control, the Trustee shall, upon direction, create in the Benefit Funds separate accounts (each individually referred to as an "Account").

(g) The Employer, in its sole discretion, may at any time, or from time to time, make deposits of cash or other property acceptable to the Trustee in the Trust to augment the principal to be held, administered and disposed of by the Trustee as provided in this Trust Agreement. When making such deposits, the Employer shall certify the Benefit Fund or Funds to which such deposits shall be allocated and the Trustee shall allocate the contributions accordingly. Further, the Employer may direct the Trustee, prior to a Change in Control, the amount of deposits being made with respect to each Account of each Participant and the Trustee shall allocate the deposits among the Accounts accordingly. Prior to a Change in Control, neither the Trustee nor any Participant or Beneficiary shall have any right to compel additional deposits.

(h) Upon a Threatened Change in Control, the Company shall, as soon as possible, but in no event longer than thirty (30) days following the occurrence of a


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        Threatened Change in Control, as defined herein, make a contribution to the Trust in an amount that is sufficient to fund the Trust in an amount equal to no less than 100% but no more than 120% (in addition to $125,000 to fund an expense reserve for the Trustee) of the amount necessary to pay each Participant or Beneficiary the benefits to which Participants or their Beneficiaries would be entitled pursuant to the terms of the Arrangements as of the date on which the Threatened Change in Control occurred.

(i) In the event a Change in Control does not occur within six (6) months of a Threatened Change in Control, the Company shall have the right, upon direction, to recover any amounts contributed to and remaining on hand in the Trust pursuant to Section 1(h)).

(j) Upon a Change in Control, the Company shall, as soon as possible, but in no event longer than thirty (30) days following the occurrence of a Change in Control, as defined herein, make an irrevocable contribution to the Trust in an amount that is sufficient to fund the Trust in an amount equal to no less than 100 % but no more than 120% of the amount necessary to pay each Participant or Beneficiary the benefits to which Participants or their Beneficiaries would be entitled pursuant to the terms of the Arrangements as of the date on which the Change in Control occurred. The Company shall also fund an expense reserve for the Trustee in the amount of $125,000.00 unless such amount was previously funded pursuant to Section 1(h) above and not recovered pursuant to Section 1
        (i) above.

SECTION 2.     PAYMENTS TO PARTICIPANTS AND THEIR BENEFICIARIES

(a) Prior to a Change in Control, distributions from the Trust shall be made by the Trustee to Participants and Beneficiaries at the direction of the Employer. The entitlement of a Participant or his or her Beneficiaries to benefits under the Arrangements shall be determined by the Employer or such party or professional administrator as it shall designate under the Arrangements as the Employer's agent, and any claim for such benefits shall be considered and reviewed under the procedures set out in the Arrangements.

(b) Notwithstanding Section 2(a) above, a Participant or his or Beneficiaries may make application to the Trustee for payment of their benefit in the event he believes a Failure to Pay, as defined in Section 16, has occurred. In the event that the Trustee determines that a Failure to Pay has occurred, it shall make its own independent determination of the benefit which is payable to the Participant or Beneficiary. Upon reaching its determination, the Trustee shall pay the benefit, if any, which it has determined is due the Participant or Beneficiary.

(c) The Employer may make payment of benefits directly to Participants or their Beneficiaries as they become due under the terms of the Arrangements. The

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        Employer shall notify the Trustee of its decision to make payment of benefits directly prior to the time amounts are payable to Participants or their Beneficiaries. In addition, if the principal of the Trust, and any earnings thereon, are not sufficient to make payments of benefits in accordance with the terms of the Arrangements, the Employer shall make the balance of each such payment as it falls due in accordance with the Arrangements. The Trustee shall notify the Employer where principal and earnings are not sufficient. Nothing in this Agreement shall relieve the Employer of its liabilities to pay benefits due under the Arrangements except to the extent such liabilities are met by application of assets of the Trust.

(d) To the extent there remains an amount credited to a Benefit Fund after the benefits with respect to which such Benefit Fund was established have been paid in full, such excess shall be reallocated to the remaining Benefit Funds, if any, as of the end of the calendar quarter in which the last payment from such Benefit Fund was made, in proportion to the respective Benefit Fund balances.

        If Individual Accounts have been established within a Benefit Fund, to the extent there remains an amount credited to a Participant's Account after the Benefit with respect to which such Account was established has been paid in full, such excess shall be reallocated to the remaining Accounts of the Participant, if any. If no Account remains for such Participant, the excess shall be reallocated to the Accounts of all other Participants, as of the end of the calendar quarter in which the last payment to such Participant was made, in proportion to the respective Account balances.

        After all the benefits payable to all Participants pursuant to the Payment Schedules have been paid in full, the remaining Trust property, if any, shall upon written certification by each person entitled to receive the last Payment Schedule that all Benefits due to such person and funded within the Trust have been paid, be returned to the Company. Prior to the return of such assets, the Trustee may deduct its fees and expenses.

(e) It is the intention of the Company to have each Benefit Fund and each Account, if any, established hereunder treated as a separate account designed to satisfy the Company's legal liability under the applicable Agreement in respect of the Participant or Participants for whom such Benefit Fund has been established, or the Participant for whom such Account has been established, as the case may be, and to have the balance, if any, in each Benefit Fund or Account, as the case may be, revert to the Company only after all of the Company's legal liabilities (including but not limited to the expenses of this Trust) with respect to Benefits payable to all Participants have been met. The Company agrees that all income, deductions and credits of the Trust Fund (or, if applicable, the Accounts) belong to it as owner for income tax purposes and will be included on the Company's income tax returns.

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(f)     After a Threatened Change in Control and before a Change in Control, the
        Company shall deliver to the Trustee a schedule of benefits due under the Arrangements ("Payment Schedule"). Subsequent to a Change in
        Control, the Trustee shall pay benefits, subject to the terms of this Trust Agreement and the applicable underlying Plan, due in accordance with such schedule. After a Change in Control, the Employer shall continue to make the determination of benefits due to Participants or their Beneficiaries and shall provide the Trustee with an updated schedule of benefits due; provided however, a Participant or their Beneficiaries may make application to the Trustee for an independent decision as to the amount or form of their benefits due under the Arrangements.

(g) In making any determination required or permitted to be made by the Trustee under this Section 2, the Trustee shall, in each such case, reach its own independent determination, in its absolute and sole discretion, as to the Participant's or Beneficiary's entitlement to a payment hereunder. In making its determination, the Trustee may consult with and make such inquiries of such persons, including the Participant or Beneficiary, the Employer, legal counsel, actuaries or other persons, as the Trustee may reasonably deem necessary. Any reasonable costs incurred by the Trustee in arriving at its determination shall be reimbursed by the Employer and, to the extent not paid by the Employer within a reasonable time, shall be charged to the Trust. The Employer waives any right to contest any amount paid over by the Trustee hereunder pursuant to a good faith determination made by the Trustee notwithstanding any claim by or on behalf of the Employer (absent a manifest abuse of discretion by the Trustee) that such payments should not be made.

(h) The Trustee agrees that it will not itself institute any action at law or at equity, whether in the nature of an accounting, interpleading action, request for a declaratory judgment or otherwise, requesting a court or administrative or quasi-judicial body to make the determination required to be made by the Trustee under this Section 2 in the place and stead of the Trustee. The Trustee may, in its discretion, institute an action to collect a contribution due the Trust following a Change in Control or in the event that the Trust should ever experience a short-fall in the amount of assets necessary to make payments pursuant to the terms of the Arrangements.

(i) In the event any Participant or his or her Beneficiary is determined to be subject to federal income tax on any amount to the credit of his or her account under any Arrangement prior to the time of payment hereunder, whether or not due to the establishment of or contributions to this Trust, a portion of such taxable amount equal to the federal, state and local taxes (excluding any interest or penalties) owed on such taxable amount, shall be distributed by the Trustee as soon thereafter as practicable to such Participant or Beneficiary. The Employer shall promptly reimburse the Trust for any such distribution in an amount certified by

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        the Trustee to be needed for the Participant's benefits. For these purposes, a Participant or Beneficiary shall be deemed to pay state and local taxes at the highest marginal rate of taxation in the state in which the Participant resides or is employed (or both) where a tax is imposed and federal income taxes at the highest marginal rate of taxation, net of the maximum reduction in federal income taxes which could be obtained from deduction of such state and local taxes. Such distributions shall be at the direction of the Employer or the Trustee, or upon proper application of the Participant or Beneficiary; provided, that the actual amount of the distribution shall be determined by the Employer prior to a Change in Control and the Trustee following a Change in Control. An amount to the credit of a Participant's Account shall be determined to be subject to federal income tax upon the earliest of: (a) a final determination by the United States Internal Revenue Service addressed to the Participant or his Beneficiary which is not appealed to the courts; (b) a final determination by the United States Tax Court or any other federal court affirming any such determination by the Internal Revenue Service; or (c) an opinion by the Employer's tax counsel, addressed to the Employer and the Trustee, to the effect that by reason of Treasury Regulations, amendments to the Internal Revenue Code, published Internal Revenue Service rulings, court decisions or other substantial precedent, amounts to the credit of Participants hereunder are subject to federal income tax prior to payment. The Employer shall undertake at its sole expense to defend any tax claims described herein which are asserted by the Internal Revenue Service against any Participant or Beneficiary, including attorney fees and cost of appeal, and shall have the sole authority to determine whether or not to appeal any determination made by the Service or by a lower court. The Employer also agrees to reimburse any Participant or Beneficiary for any interest or penalties in respect of tax claims hereunder upon receipt of documentation of same. Any distributions from the Fund to a Participant or Beneficiary under this Section 2(e) shall be applied in accordance with the provisions of the Arrangement to reduce the Employer liabilities to such Participant and/or Beneficiary under the Arrangement with such reductions to be made on a pro-rata basis over the term of benefit payments under the Arrangement; provided, however, that in no event shall any Participant, Beneficiary or estate of any Participant or Beneficiary have any obligation to return all or any part of such distribution to the Employer if such distribution exceeds benefits payable under an Arrangement. Any reduction in accordance with the foregoing sentence and the Arrangements shall be determined by the Employer prior to a Change in Control . Following a Change in Control, the Employer shall continue to make such determination subject to the right of a Participant to petition the Trustee under Section 2(b).


SECTION 3. TRUSTEE RESPONSIBILITY REGARDING PAYMENTS TO THE TRUST BENEFICIARY WHEN THE EMPLOYER IS INSOLVENT

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(a)     The Trustee shall cease payment of benefits to Participants and their
        Beneficiaries if the Employer is Insolvent. The Employer shall be considered "Insolvent" for purposes of this Trust Agreement if (i) the Employer is unable to pay its debts as they become due, or (ii) the Employer is subject to a pending proceeding as a debtor under the United States Bankruptcy Code.

(b) At all times during the continuance of this Trust, except to the extent assets of the Trust have been pledged to secure loans to the Trust, the principal and income of the Trust shall be subject to claims of general creditors of the Employer under federal and state law as set forth below:

        (1) The Board of Directors and the Chief Executive Officer of the Employer shall have the duty to inform the Trustee in writing that the Employer is Insolvent. If a person claiming to be a creditor of the Employer alleges in writing to the Trustee that the Employer has become Insolvent, the Trustee shall determine in its sole and absolute discretion whether the Employer is Insolvent and, pending such determination, the Trustee shall discontinue payment of benefits to Participants or their Beneficiaries.

        (2) Unless the Trustee has actual knowledge that the Employer is Insolvent, or has received notice from the Employer or a person claiming to be a creditor alleging that the Employer is Insolvent, the Trustee shall have no duty to inquire whether the Employer is Insolvent. The Trustee may in all events rely on such evidence concerning the Employer's solvency as may be furnished to the Trustee and that provides the Trusteewith a reasonable basis for making a determination concerning the Employer's solvency.

        (3) If at any time the Trustee has determined that the Employer is Insolvent, the Trustee shall discontinue payments to Participants or their Beneficiaries and shall hold the assets of the Trust for the benefit of the Employer's general creditors. Nothing in this Trust Agreement shall in any way diminish any rights of Participants or their Beneficiaries to pursue their rights as general creditors of the Employer with respect to benefits due under the Arrangements or otherwise.

        (4) The Trustee shall resume the payment of benefits to Participants or their Beneficiaries in accordance with Section 2 of this Trust Agreement only after the Trustee has determined that the Employer is not Insolvent (or is no longer Insolvent).

(c) Provided that there are sufficient assets, if the Trustee discontinues the payment of benefits from the Trust pursuant to Section 3(b) hereof and subsequently resumes


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        such payments, the first payment following such discontinuance shall include the aggregate amount of all payments due to Participants or their Beneficiaries under the terms of the Arrangements for the period of such discontinuance plus earnings on the amounts which were not paid less the aggregate amount of any payments made to Participants or their Beneficiaries by the Employer in lieu of the payments provided for hereunder during any such period of discontinuance.

SECTION 4.     PAYMENTS WHEN A SHORT-FALL OF THE TRUST ASSETS OCCURS

(a) If there are not sufficient assets for the payment of benefits pursuant to Section 2 or Section 3(c) hereof and the Employer does not otherwise make such payments within a reasonable time after demand from the Trustee, the Trustee shall make payment of benefits from the Trust to the Participants or their Beneficiaries pro-rata except to the extent that the Trustee has been instructed to establish an Account pursuant to
        Section 2.

(b) Upon receipt of a contribution from the Employer necessary to make up for a short-fall in the payments due, the Trustee shall resume payments to all the Participants and Beneficiaries under the Arrangements. Following a Change in Control, the Trustee shall have the right, in its discretion, to compel a contribution to the Trust from the Employer to make-up for any short-fall.

SECTION 5.     PAYMENTS TO THE EMPLOYER

Except as may otherwise be provided by this Trust, the Employer shall have no right or power to direct the Trustee to return to the Employer or to divert to others any of the Trust assets before all payment of benefits have been made to Participants and their Beneficiaries pursuant to the terms of the Arrangements.

SECTION 6.     INVESTMENT AUTHORITY

(a) The Trustee shall not be liable in discharging its duties hereunder, including without limitation its duty to invest and reinvest the Fund, if it acts for the exclusive benefit of the Participants and their Beneficiaries, in good faith and as a prudent person would act in accomplishing a similar task and in accordance with the terms of this Trust Agreement and any applicable federal or state laws, rules or regulations.

(b) Subject to investment guidelines agreed to in writing from time to time by the Company and the Trustee prior to a Change in Control, the Trustee shall have the power in investing and reinvesting the Fund in its sole discretion:

        (1) To invest and reinvest in any readily marketable common and preferred stocks, bonds, notes, debentures (including convertible stocks and securities, and including stock and securities of the Company, but not


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               including any stock or security of the Trustee other than a de minimis amount held in a collective or mutual fund), certificates of deposit or demand or time deposits (including any such deposits with the Trustee) and shares of investment companies and mutual funds, including any proprietary mutual funds of the Trustee, without being limited to the classes or property in which the Trustees are authorized to invest by any law or any rule of court of any state and without regard to the proportion any such property may bear to the entire amount of the Fund;

        (2) To commingle for investment purposes all or any portion of the Fund with assets of any other similar trust or trusts established by the Company with the Trustee for the purpose of safeguarding deferred compensation or retirement income benefits of its employees and/or directors;

        (3)    To retain any property at any time received by the Trustee;

        (4) To sell or exchange any property held by it at public or private sale, for cash or on credit, to grant and exercise options for the purchase or exchange thereof, to exercise all conversion or subscription rights pertaining to any such property and to enter into any covenant or agreement to purchase any property in the future;

        (5) To participate in any plan of reorganization, consolidation, merger, combination, liquidation or other similar plan relating to property held by it and to consent to or oppose any such plan or any action thereunder or any contract, lease, mortgage, purchase, sale or other action by any person;

        (6) To deposit any property held by it with any protective, reorganization or similar committee, to delegate discretionary power thereto, and to pay part of the expenses and compensation thereof any assessments levied with respect to any such property to deposited;

        (7)    To extend the time of payment of any obligation held by it;

        (8) To hold uninvested any moneys received by it, without liability for interest thereon, but only in anticipation of payments due for investments, reinvestments, expenses or disbursements;

        (9) To exercise all voting or other rights with respect to any property held by it and to grant proxies, discretionary or otherwise;

        (10) For the purposes of the Trust, to borrow money from a bank, including Wachovia Bank, N.A. or an affiliated bank, to issue its promissory note or notes therefor, and to secure the repayment thereof by pledging any property(including but not limited to any insurance policies)held by it;

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        (11)   To employ and rely upon suitable contractors and counsel, who may be counsel to the Company or to the Trustee, and to pay their reasonable expenses and compensation from the Fund to the extent not paid by the Company;

        (12) To register investments in its own name or in the name of a nominee; to hold any investment in bearer form; and to combine certificates representing securities with certificates of the same issue held by it in other fiduciary capacities or to deposit or to arrange for the deposit of such securities with any depository, even though, when so deposited, such securities may be held in the name of the nominee of such depository with other securities deposited therewith by other persons, or to deposit or to arrange for the deposit of any securities issued or guaranteed by the United States government, or any agency or instrumentality thereof, including securities evidenced by book entries rather than by certificates, with the United States Department of the Treasury or a Federal Reserve Bank, even though, when so deposited, such securities may not be held separate from securities deposited therein by other persons; provided, however, that no securities held in the Fund shall be deposited with the United States Department of the Treasury or a Federal Reserve Bank or other depository in the same account as any individual property of the Trustee, and provided, further, that the books and records of the Trustee shall at all times show that all such securities are part of the Trust Fund;

        (13) To settle, compromise or submit to arbitration any claims, debts or damages due or owing to or from the Trust, respectively, to commence or defend suits or legal proceedings to protect any interest of the Trust, and to represent the Trust in all suits or legal proceedings in any court or before any other body or tribunal; provided, however, that the Trustee shall not be required to take any such action unless it shall have been indemnified by the Company to its reasonable satisfaction against liability or expenses it might incur therefrom;

        (14) To hold and retain policies of life insurance, annuity contracts, and other property of any kind which policies are contributed to the Trust by the Employer or are purchased by the Trustee;


        (15) To hold any other class of assets which may be contributed by the Employer and that is deemed reasonable by the Trustee, unless expressly prohibited herein; and

        (16) Generally, to do all acts, whether or not expressly authorized, that the Trustee may deem necessary or desirable for the protection of the Fund.

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(c)     Prior to a Change in Control, the Company shall have the right, subject to this Section 6, to direct the Trustee with respect to investments.

        (1) The Company may at any time direct the Trustee to segregate all or a portion of the Fund in a separate investment account or accounts and may appoint one or more investment managers and/or an investment committee established by the Company to direct the investment and reinvestment of each such investment account or accounts. In such event, the Company shall notify the Trustee of the appointment of each such investment manager and/or investment committee. No such investment manager shall be related, directly or indirectly, to the Company, but members of the investment committee may be employees of the Company.

        (2) Thereafter, the Trustee shall make every sale or investment with respect to such investment account as directed in writing by the investment manager or investment committee. It shall be the duty of the Trustee to act strictly in accordance with each direction. The Trustee shall be under no duty to question any such direction of the investment manager or investment committee, to review any securities or other property held in such investment account or accounts acquired by it pursuant to such directions or to make any recommendations to the investment managers or investment committee with respect to such securities or other property.

        (3) Notwithstanding the foregoing, the Trustee, without obtaining prior approval or direction from an investment manager or investment committee, shall invest cash balances held by it from time to time in short term cash equivalents including, but not limited to, through the medium of any short term mutual fund established and maintained by the Trustee subject to the instrument establishing such trust fund, U.S. Treasury Bills, commercial paper (including such forms of commercial paper as may be available through the Trustee's Trust Department), certificates of deposit (including certificates issued by the Trustee in its separate corporate capacity), and similar type securities, with a maturity not to exceed one year; and, furthermore, sell such short term investments as may be necessary to carry out the instructions of an investment manager or investment committee regarding more permanent type investment and directed distributions.

        (4) The Trustee shall neither be liable nor responsible for any loss resulting to the Fund by reason of any sale or purchase of an investment directed by an investment manager or investment committee nor by reason of the failure to take any action with respect to any investment which was acquired pursuant to any such direction in the absence of further directions of such investment manager or investment committee.

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        (5)     Notwithstanding anything in this Agreement to the contrary, the
                Trustee shall be indemnified and saved harmless by the Company from and against any and all personal liability to which the Trustee may be subjected by carrying out any directions of an investment manager or investment committee issued pursuant hereto or for failure to act in the absence of directions of the investment manager or investment committee including all expenses reasonably incurred in its defense in the event the Company fails to provide such defense; provided, however, the Trustee shall not be so indemnified if it participates knowingly in, or knowingly undertakes to conceal, an act or omission of an investment manager or investment committee, having actual knowledge that such act or omission is a breach of a fiduciary duty; provided further, however, that the Trustee shall not be deemed to have knowingly participated in or knowingly undertaken to conceal an act or omission of an investment manager or investment committee with knowledge that such act or omission was a breach of fiduciary duty by merely complying with directions of an investment manager or investment committee or for failure to act in the absence of directions of an investment manager or investment committee. The Trustee may rely upon any order, certificate, notice, direction or other documentary confirmation purporting to have been issued by the investment manager or investment committee which the Trustee believes to be genuine and to have been issued by the investment manager or investment committee. The Trustee shall not be charged with knowledge of the termination of the appointment of any investment manager or investment committee until it receives written notice thereof from the Company.

(d) Following a Change in Control, the Trustee shall have the sole and absolute discretion in the management of the Trust assets and shall have all the powers set forth under Section 6(b) and (c). In investing the Trust assets, the Trustee shall consider:

        (1)     the needs of the Arrangements;

        (2) the need for matching of the Trust assets with the liabilities of the Arrangements; and

        (3) the duty of the Trustee to act solely in the best interests of the Participants and their Beneficiaries.

(e) The Trustee shall have the right, in its sole discretion, to delegate its investment responsibility to an investment manager who may be an affiliate of the Trustee. In the event the Trustee shall exercise this right, the Trustee shall remain, at all times responsible for the acts of an investment manager. The Trustee shall have the right to purchase an insurance policy or an annuity to fund the benefits of the Arrangements.

(f) The Employer shall have the right at any time, and from time to time in its sole discretion, to substitute assets of equal fair market value for any asset held by the Trust. This right is exercisable by the Employer in a nonfiduciary capacity without the approval or consent of any person in a fiduciary capacity.

SECTION 7.     INSURANCE CONTRACTS

(a) Prior to a Change in Control, the Company may direct the Trustee to invest Trust assets in an insurance contract or may, in its discretion, contribute insurance policies to the Trust. To the extent that the Trustee is directed by the Company prior to a Change in Control to invest part or all of the Trust Fund in insurance contracts, the type and amount thereof shall be specified by the Company. The Trustee shall be under no duty to make inquiry as to the propriety of the type or amount so specified.

(b) Each insurance contract issued shall provide that the Trustee shall be the owner thereof with the power to exercise all rights, privileges, options and elections granted by or permitted under such contract or under the rules of the insurer. The exercise by the Trustee of any incidents of ownership under any contract shall, prior to a Change in Control, be subject to the direction of the Company. After a Change in Control, the Trustee shall have all such rights.

(c) The Trustee shall have no power to name a beneficiary of the policy other than the Trust, to assign the policy (as distinct from conversion of the policy to a different form) other than to a successor Trustee, or to loan to any person the proceeds of any borrowing against an insurance policy held in the Trust Fund.

(d) No insurer shall be deemed to be a party to the Trust and an insurer's obligations shall be measured and determined solely by the terms of contracts and other agreements executed by the insurer.

SECTION 8.     DISPOSITION OF INCOME

All income received by the Trust, net of expenses and taxes, shall be accumulated and reinvested within the Trust.

SECTION 9.     ACCOUNTING BY THE TRUSTEE

The Trustee shall keep accurate and detailed records of all investments, receipts, disbursements, and all other transactions required to be made, including such specific records as shall be agreed upon in writing between the Company and the Trustee within forty-five (45) days following the close of each calendar year and within forty-five (45) days after the removal or resignation of the Trustee. The Trustee shall deliver to the Company a written account of its administration of the Trust during such year or during the period from the close of the last preceding year to the date of such removal or resignation setting forth all investments, receipts, disbursements and other transactions effected by it, including a description of all securities and investments purchased and sold with the cost or net proceeds of such purchases or sales (accrued interest paid or receivable being shown separately), and showing all cash, securities and other property held in the Trust at the end of such year or as of the date of such removal or resignation, as the case may be. The Company may approve such account by an instrument in writing delivered to the Trustee.
In the absence of the Company's filing with the Trustee objections to any such account within ninety (90) days after its receipt, the Company shall be deemed to have so approved such account. In such case, or upon the written approval by the Company of any such account, the Trustee shall, to the extent permitted by law, be discharged from all liability to the Company for its acts or failures to act described by such account. The foregoing, however, shall not preclude the Trustee from having its accounting settled by a court of competent jurisdiction. The Trustee shall be entitled to hold and to commingle the assets of the Trust in one Fund for investment purposes, but, at the direction of the Company prior to a Change in Control, the Trustee shall maintain an account in the name of the Employer, Arrangement or Participant, which pursuant to the rules established by the Company, will reflect:

(a) deposits made by the Employer pursuant to this Trust Agreement for the benefit of an Arrangement or Participant;

(b) income, losses, and appreciation or depreciation in the value of trust assets resulting from investment of the trust fund to the extent such items are attributable to the Employer's deposits as provided herein;

(c) payments made from the Trust to Participants employed or formerly employed by the Employer (or to their Beneficiaries) in the form of benefits payable to them under the Arrangement, or to the Employer's creditors; and

(d) any other amounts charged to the Employer's account, including its share of compensation and expenses described in Section 11.

In making the payments required by the Trustee under Sections 2, 3 and 4 hereof, the Trustee shall not be permitted to invade an Account established pursuant to this Section 9 to pay benefits due under another Arrangement or to another Participant until all benefits due which are attributable to the Account have been paid in full.

SECTION 10.    RESPONSIBILITY OF THE TRUSTEE

(a) The Trustee shall act with the care, skill, prudence and diligence under the circumstances then prevailing that a prudent person acting in like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims, provided, however, that the Trustee shall incur no liability to any person for any action taken pursuant to a direction, request or approval given by the Company which is contemplated by, and in conformity with, the terms of the Arrangements or this Trust and is given in writing by the Company. In the event of a dispute between the Company and a party, the Trustee may apply to a court of competent jurisdiction to resolve the dispute, subject, however to Section 2(d) hereof.

(b) The Company hereby indemnifies the Trustee against losses, liabilities, claims, costs and expenses in connection with the administration of the Trust, unless resulting from the negligence or misconduct of Trustee. To the extent the Company fails to make any payment on account of an indemnity provided in this Section 10(b), in a reasonably timely manner, the Trustee may obtain payment from the Trust. If the Trustee undertakes or defends any litigation arising in connection with this Trust or to protect a Participant's or Beneficiary's rights under the Arrangements, the Company agrees to indemnify the Trustee against the Trustee's costs, reasonable expenses and liabilities (including, without limitation, attorneys' fees and expenses) relating thereto and to be primarily liable for such payments. If the Company does not pay such costs, expenses and liabilities in a reasonably timely manner, the Trustee may obtain payment from the Trust.

(c) Prior to a Change in Control, the Trustee may consult with legal counsel (who may also be counsel for the Company generally) with respect to any of its duties or obligations hereunder. Following a Change in Control the Trustee shall select independent legal counsel and may consult with counsel or other persons with respect to its duties and with respect to the rights of Participants or their Beneficiaries under the Arrangements.

(d) The Trustee may hire agents, accountants, actuaries, investment advisors, financial consultants or other professionals to assist it in performing any of its duties or obligations hereunder and may rely on any determinations made by such agents and information provided to it by the Company.

(e) To furnish the employers with such information in the Trustee's possession as the Company may need or desire for tax or other purposes.

(f) The Trustee shall have, without exclusion, all powers conferred on the Trustee by applicable law, unless expressly provided otherwise herein.

(g) Notwithstanding any powers granted to the Trustee pursuant to this Trust Agreement or to applicable law, the Trustee shall not have any power that could give this Trust the objective of carrying on a business and dividing the gains therefrom, within the meaning of section 301.7701-2 of the Procedure and Administrative Regulations promulgated pursuant to the Internal Revenue Code.

SECTION 11.    COMPENSATION AND EXPENSES OF THE TRUSTEE

The Trustee's compensation shall be as agreed in writing from time to time by the Company and the Trustee. The Company shall pay all administrative expenses and the Trustee's fees and shall promptly reimburse the Trustee for any fees and expenses of its agents. If not so paid, the fees and expenses shall be paid from the Trust.

SECTION 12.    RESIGNATION AND REMOVAL OF THE TRUSTEE

(a) Prior to a Change in Control, the Trustee may resign at any time by written notice to the Company, which shall be effective sixty (60) days after receipt of such notice unless the Company and the Trustee agree otherwise. Following a Change in Control, the Trustee may resign only after the appointment of a successor Trustee or as provided by Section 12(c) below.

(b) The Trustee may be removed by the Company on sixty days (60) days notice or upon shorter notice accepted by the Trustee prior to a Change in Control. Subsequent to a Change in Control, the Trustee may only be removed by the Company with the consent of a two-thirds majority of the Participants.

(c) If the Trustee resigns within two years after a Change in Control, as defined herein, the Company, or if the Company fails to act within a reasonable period of time following such resignation, the Trustee shall apply to a court of competent jurisdiction for the appointment of a successor Trustee or for instructions.

(d) Upon resignation or removal of the Trustee and appointment of a successor Trustee, all assets shall subsequently be transferred to the successor Trustee. The transfer shall be completed within sixty (60) days after the resignation, removal or transfer, unless the Company extends the time limit.

(e) If the Trustee resigns or is removed, a successor shall be appointed by the Company, in accordance with Section 13 hereof, by the effective date of resignation or removal under paragraph(s) (a) or (b) of this section. If no such appointment has been made, the Trustee may apply to a court of competent jurisdiction for appointment of a successor or for instructions. All expenses of the Trustee in connection with the proceeding shall be allowed as administrative expenses of the Trust.

SECTION 13.     APPOINTMENT OF SUCCESSOR

(a) If the Trustee resigns or is removed in accordance with Section 12 hereof, the Company may appoint, subject to Section 12, any third party national banking association with a market capitalization exceeding $1,000,000,000 to replace the Trustee upon resignation or removal. The successor Trustee shall have all of the rights and powers of the former Trustee, including ownership rights in the Trust. The former Trustee shall execute any instrument necessary or reasonably requested by the Company or the successor Trustee to evidence the transfer.

(b) The successor Trustee need not examine the records and acts of any prior Trustee and may retain or dispose of existing Trust assets, subject to
        Section 8 and 9 hereof. The successor Trustee shall not be responsible for and the Company shall indemnify and defend the successor Trustee from any claim or liability resulting from any action or inaction of any prior Trustee or from any other past event, or any condition existing at the time it becomes successor Trustee.

SECTION 14.     AMENDMENT OR TERMINATION

(a) This Trust Agreement may be amended by a written instrument executed by the Trustee and the Company. Notwithstanding the foregoing, no such amendment shall conflict with the terms of the Arrangements or shall make the Trust revocable.

(b) The Trust shall not terminate until the date on which Participants and their Beneficiaries have received all of the benefits due to them under the terms and conditions of the Arrangements.

(c) Upon written approval of all Participants or Beneficiaries entitled to payment of benefits pursuant to the terms of the Arrangements, the Company may terminate this Trust prior to the time all benefit payments under the Arrangements have been made. All assets in the Trust at termination shall be returned to the Employer.

(d) This Trust Agreement may not be amended or terminated by the Company for two (2) years following a Change in Control without the written consent of a majority of the Participants; provided however, the Trust Agreement may be amended by the Company and the Trustee following a Change in Control without the written consent of a majority of the Participants to comply with legal or regulatory requirements necessary to maintain the tax status for Participants or Beneficiaries.

(e) In no event may this Trust Agreement be terminated as to any Accounts which have been established without the consent of the Participants or Beneficiaries for whom such Account was established..

SECTION 15.    CHANGE IN CONTROL

(a) For purposes of this Trust, the following terms shall be defined as set forth below:

        (1) Threatened Change in Control shall mean, as determined by the Company in its discretion:

                      Any pending offer for the Company's outstanding shares of common stock, or any pending offer to acquire the Company by merger or consolidation, or any other pending action or plan to effect a Change in Control of the Company.

        (2) Change in Control - The term "Change in Control" as used herein shall mean the occurrence of one of the following:

                             (i) the Company consolidates or merges with or into
                      another corporation, or is otherwise reorganized, if the Company is not the surviving corporation in such transaction or if after such transaction any other corporation, association or other person, entity or group or the shareholders thereof own, direct and/or indirectly, more than 50% of the then outstanding shares of common stock or more than 50% of the assets of the Company; or

                             (ii) more than 35% of the then outstanding shares
                      of common stock of the Company are, in a single transaction or in a series of related transactions, sold or otherwise transferred to or are acquired by any other corporation, association or other person, entity or group, whether or not any such shareholder or any shareholders included in such group were shareholders of the Company prior to the Change in Control; or

                             (iii) all or substantially all of the assets of the
                      Company are sold or otherwise transferred to or otherwise acquired by any other corporation, association or other person, entity or group; or

                             (iv) the occurrence of any other event or
                      circumstance which is not covered by (i) through (iii) above which the Board determines affects control of the Company and constitutes a Change in Control for purpose of this Agreement.

(b) The General Counsel of the Company shall have the specific authority to determine whether a Potential Change in Control or Change in Control has transpired under the guidance of this Section 15(a) and shall be required to give the Trustee notice of a Change in Control or a Potential Change in Control. The

        Trustee shall be entitled to rely upon such notice, but if the Trustee receives notice of a Change in Control from another source, the Trustee shall make its own independent determination.

SECTION 16.    FAILURE TO PAY

"Failure to Pay" shall mean that the circumstances described in either (a) or
(b) have occurred:

(a) Any Plan Participant shall have notified the Trustee and the Company in writing that the Company shall have failed to pay to the Participant, when due, either directly or by direction to the Trustee in accordance with the terms hereof, at least 75% of any and all amounts which the Participant was entitled to receive at any time in accordance with the terms of any Plan, the Payment Schedule or this trust Agreement, and that such amount remains unpaid. Such notice must set forth the amount, if any, which was paid to the Participant, and the amount which the Participant believes he was entitled to receive under the Arrangements, the Payment Schedule and this Trust. Subject to this Trust, the failure to make such payment shall have continued for a period of 30 days after receipt of such notice by the Trustee and by the Company,and during such 30 day period, the Company shall have failed to prove, by clear and convincing evidence as determined by the Trustee in its sole and absolute discretion, that such amount was in fact paid or was not due and payable; or

(b) More than two Participants in an Arrangement shall have notified the Trustee and the Company in writing, either individually or jointly, that they have not been paid, when due, amounts to which they are entitled under the Arrangements, the Payment Schedule and this Trust. Within 15 days after receipt of such notice, the Trustee shall determine on a preliminary basis, whether any failure to pay such Participants has resulted in a failure to pay when due, directly or by direction, at least 75% of the aggregate amount due to all Participants under the Arrangements, the Payment Schedule or this Trust and that such amount remains unpaid. Subject to this Trust, if the Trustee determines that such a failure has occurred, then it shall so notify the Company and Participants in writing. If the Company shall fail to prove by clear and convincing evidence as determined by the Trustee in its sole and absolute discretion that such payments have been made or were not due, a Failure to Pay shall be deemed to have occurred.

SECTION 17.    MISCELLANEOUS

(a) Any provision of this Trust Agreement prohibited by law shall be ineffective to the extent of any such prohibition, without invalidating the remaining provisions hereof.

(b) The Employer hereby represents and warrants that all of the Arrangements have been established, maintained and administered in accordance with all applicable laws, including without limitation, ERISA. The Employer hereby indemnifies and agrees to hold the Trustee harmless from all liabilities, including attorney's fees, relating to or arising out of the establishment, maintenance and administration of the Arrangements. To the extent the Employers do not pay any of such liabilities in a reasonably timely manner, the Trustee may obtain payment from the Trust.

(c) Benefits payable to Participants and their Beneficiaries under this Trust Agreement may not be anticipated, assigned (either at law or in equity), alienated, pledged, encumbered or subjected to attachment, garnishment, levy, execution or other legal or equitable process.

(d) This Trust Agreement shall be governed by and construed in accordance with the laws of North Carolina.

IN WITNESS WHEREOF, this Grantor Trust Agreement has been executed on behalf of the parties hereto on the day and year first above written.


COMPANY                                 TRUSTEE

By:                                     By:
    /s/ E. A. ROSKOVENSKY                   /s/ Joe O. Long
--------------------------------        ---------------------------------

Its:                                    Its:
     Compensation Committee                  SVP/GE
--------------------------------        ---------------------------------

ATTEST:                                 ATTEST:


--------------------------------        ---------------------------------

By:                                     By:

--------------------------------        ---------------------------------

Its:                                    Its:

--------------------------------        ---------------------------------

[ATTACH AN ADDITIONAL SIGNATURE PAGE FOR EACH SUBSIDIARY THAT IS A PARTY TO THE TRUST AGREEMENT.]

                                    EXHIBIT A

                              QUADRAMED CORPORATION
                       NON-QUALIFIED DEFERRED COMPENSATION
                             PLANS AND ARRANGEMENTS



1.      QuadraMed Corporation Deferred Compensation Plan, effective January 1,
        2000.

2. QuadraMed Corporation Stock Exchange Deferred Compensation Plan, effective January 3, 2000.

3. QuadraMed Corporation Supplemental Executive Retirement Program, effective January 1, 2000.